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                                                                    EXHIBIT 99.1


Contact:      Tom Gruber
              (949) 707-4815
              tgruber@iomagic.com
                                                           For Immediate Release
                                                           ---------------------

   I/OMAGIC CORPORATION FILES FORM 8-K, ITEM 4.02 - NON-RELIANCE ON PREVIOUSLY
                          ISSUED FINANCIAL STATEMENTS

 COMPANY WILL RESTATE PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR 2004, 2005 AND
                          FIRST THREE QUARTERS OF 2006

IRVINE, CALIF. (MARCH 29, 2007) -- I/OMagic Corporation (OTCBB: IOMG), a provider of data storage and digital entertainment products, today announced that on March 23, 2007, the Company's Audit Committee concluded that the Company's financial statements for 2004 and 2005, the interim periods contained in 2004 and 2005, and the interim periods for the first nine months of 2006, should no longer be relied upon because of errors in such financial statements. As a result of these errors, the Company will restate the financial statements described above to correct its accounting of cost of sales.

      The Company historically categorized cost of warehouse, shipping, receiving, purchasing and production as general expenses. Upon further reflection, it was determined that these costs are directly related to the production and processing of goods sold, and therefore should be included as cost of sales. The restatements related to cost of sales will change amounts presented in the Company's statements of operations for the periods set forth above.

      The Company anticipates that the restatements related to cost of sales would increase cost of sales and reduce gross profit and would not affect reported net sales, net income or net loss for the periods presented.

      The Company is presently unable to estimate the exact amounts of the various restatements or whether the restatements discussed above will be the only restatements of the Company's previously issued financial statements.

      These adjustments to the Company's accounting practices and restatements of prior year and interim period results have been discussed with the Audit Committee of the Company's Board of Directors and the Company is reviewing and discussing these adjustments and restatement issues with its current and prior independent registered public accounting firms.

      Except for historical information contained herein, the matters addressed in this press release are forward-looking statements. Please do not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. The information related to the restatements in this press release remains subject to review and audit by I/OMagic's independent auditors and to completion of the audit of I/OMagic's 2006 financial statements. Although I/OMagic does not expect material changes to the information set forth in this release, the completion of this process could result in further adjustments and the actual impacts may be different from those currently anticipated as set forth in this press release. There can be no assurance that the amount of any further adjustments will not be material, either individually or in the aggregate.

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About I/OMagic
--------------

I/OMagic is a leading provider of data storage products (such as CD-RW and DVD+/-RW drives, USB Portable Storage Devices and floppy drives, including its MediaStation, DataStation, and GigaBankTM products). The Company sells products under three brand names -- I/OMagic(R), Hi-Val(R) and Digital Research Technologies(R) -- through nationally-recognized computer, consumer electronics and office supply superstores and other retailers.

Forward-Looking Statements
--------------------------

Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the statements regarding potential errors in previously issued financial statements; the nature, magnitude and scope of potential errors and the Company's investigation and analysis of such potential errors. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, additional actions resulting from the Company's continuing internal review, as well as the review and audit by the Company's independent auditors of restated financial statements, if any, and actions resulting from discussions with or required by the Securities and Exchange Commission.

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